AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2, dated as of February 3, 2017 (this “Amendment”), amends the Registration Rights Agreement, dated as of November 30, 2015 (as amended by Amendment No. 1, dated as of February 3, 2017, by and among the Company and Providence, the “Registration Rights Agreement”), by and among CSRA Inc. (the “Company”), Dr. Ernst Volgenau, EVSH LLC, Providence Equity Partners VI LP, Providence Equity Partners VI-A LP (together with Providence Equity Partners VI LP, “Providence”) and the other persons party thereto. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Registration Rights Agreement.

RECITALS

Pursuant to Section 7.5 of the Registration Rights Agreement, the Company and Dr. Ernst Volgenau and EVSH LLC, who together constitute holders of a majority of the Stockholder Registrable Securities (collectively, the “Requisite Holders”), wish to amend certain provisions of the Registration Rights Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements set forth in the Registration Rights Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Requisite Holders, each intending to be legally bound, do hereby agree as follows:

1.    Notwithstanding anything to the contrary contained in the Registration Rights Agreement, CSRA shall not be required to maintain a Shelf Registration Statement for the resale of the Stockholder Registrable Securities on a delayed or continuous basis under the Securities Act of 1933, as amended, and may terminate the Form S-1 Shelf currently on file with the SEC. Subject to Sections 3.1 and 7.1 of the Registration Rights Agreement, at any time following the date hereof, the holders of a majority of the Stockholder Registrable Securities may request in writing that CSRA file a Shelf Registration Statement covering the resale of all Stockholder Registrable Securities on a delayed or continuous basis. As soon as reasonably practicable following its receipt of such request and subject to any applicable Blackout Period, CSRA shall file such Shelf Registration Statement and cause it to be declared effective under the Securities Act. Except as set forth above, the terms of the Registration Rights Agreement shall apply to any Shelf Registration Statement filed pursuant to this Section 1.

2.    Section 5.2(vii) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“fees and disbursements of separate counsel, including in connection with any amendment to the Registration Rights Agreement, for the participating Holders if participating in the offering (which counsel shall be selected by Volgenau) shall be borne by CSRA whether or not any Registration Statement is filed or becomes effective; provided that such fees and disbursements to be reimbursed pursuant to or in connection with the Registration Rights Agreement or any amendments or waivers in connection thereto may not exceed $10,000 in the aggregate.”

3.     Except as expressly set forth herein, the Registration Rights Agreement will be and is unchanged and will remain in full force and effect. On and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Registration Rights Agreement as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Registration Rights Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

3.    This Amendment shall be governed by and construed in accordance with the Registration Rights Agreement.

4.    This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. For purposes of this Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier, or electronically scanned and transmitted in a .pdf file format, is to be treated as an original document.

5.    All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Amendment, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

CSRA INC.

By:    /s/ William J. Haynes II
Name: William J. Haynes II
Title:     Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

REQUISITE HOLDERS:

/s/ _Ernst Volgenau
Dr. Ernst Volgenau
EVSH LLC

/s/ _Ernst Volgenau
Name: Dr Ernst Volgenau
Title:

[Signature Page to Amendment No. 2 to Registration Rights Agreement]